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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 14, 2001 relating to the financial statements and financial highlights, which appears in the June 30, 2001 Annual Report to Shareholders of Special Money Market Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
New York, New York
August 24, 2001